Exhibit 1A-11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 1-A of our audit report dated January 5, 2022 relating to the consolidated financial statements of Kolaboration Ventures, LLC. and Subsidiary for the years ended December 31, 2020 and 2019, which report appears in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Armanino LLP

San Ramon, California

January 28, 2022